                                                                    EXHIBIT 4.06

                         REGISTRATION RIGHTS AGREEMENT


        THIS AGREEMENT is entered into as of March 30, 2000, by and between QUOKKA SPORTS, INC., a Delaware corporation (the "Company"), and KLAS, INC., a Nevada corporation ("KLAS").

        WHEREAS, in connection with that certain Loan and Security Agreement (the "Loan Agreement") dated November 15, 1999, KLAS has made a loan (the "Loan") to ZoneNetwork.com, Inc., a Washington corporation ("ZoneNetwork");

        WHEREAS, in connection with the Company's acquisition of ZoneNetwork (the "Merger"), the Company has requested an extension of the Loan;

        WHEREAS, pursuant to a letter agreement dated the date hereof (the "Extension Agreement"), the Company, ZoneNetwork and KLAS have agreed to the terms of such extension; and

        WHEREAS, it is a condition to the obligations of KLAS under the Extension Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

        NOW, THEREFORE, in consideration of the foregoing, the agreements set forth below, and as further inducement to the parties hereto to consummate the transactions contemplated by the Purchase Agreement, the parties hereby agree with each other as follows:

        1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

               "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

               "Common Stock" shall mean the Common Stock, par value $0.0001, of the Company, as constituted as of the date of this Agreement.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Registration Expenses" shall mean the expenses so described in
Section 6.

               "Registrable Shares" shall mean (i) the Warrant Shares, (ii) any shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by KLAS, and (iii) any other shares of Common Stock in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock shall cease to be Registrable Shares if they (a) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) have been publicly sold pursuant to Rule 144 under the Securities Act or can be publicly sold under Rule 144(k) under the Securities Act.

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Selling Expenses" shall mean the expenses so described in
Section 6.

               "Warrants" means all warrants to purchase Common Stock held by KLAS, whether originally issued as a ZoneNetwork warrant to KLAS and converted in connection with the Merger or issued by the Company in connection with the Extension Agreement or otherwise.

               "Warrant Shares" shall mean the shares of Common Stock issued upon exercise of the Warrants.

        2. Restrictive Legend. Each certificate representing the Warrants or Warrant Shares shall, except as otherwise provided in this Section 2 or in
Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

               "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

               A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

        3. Notice of Proposed Transfer. Prior to any proposed transfer of any Warrants or Warrant Shares (other than under the circumstances described in Section 4), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that no such opinion of counsel shall be required for a transfer to one or more partners or members of the transferor (in the case of a transferor that is a partnership or a limited liability company, respectively) or to an affiliated corporation (in the case of a transferor that is a corporation). Each certificate for Warrants or Warrant Shares transferred as provided above shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

        4. Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Shares for sale to the public), each such time it will give written notice to all holders of outstanding Registrable Shares of its intention to so do. Upon the written request of any such holder, received by the Company within ten (10) days after the giving of any such notice by the Company, to register any of its Registrable Shares, the Company will use its best efforts to cause the Registrable Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder of such Registrable Shares so registered. If the registration statement is to cover an underwritten distribution, the Company shall use its best efforts to cause the Registrable Shares requested for inclusion pursuant to this Section 4 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Shares requested for inclusion pursuant to this Section 4 and other securities would interfere with the successful marketing of a smaller number of shares to be offered, then the number of Registrable Shares and other securities to be included in the offering (except for shares to be issued by the Company in an offering initiated by the Company) shall be reduced to the required level by reducing (down to zero, if so required) the participation of the holders of Registrable Shares and the participation of the other holders of securities in such offering (such reduction to be pro rata among the holders thereof requesting such registration, based upon the number of shares of other securities owned by such holders, except to the extent the Company has entered into registration rights agreements as of the date hereof granting other holders priority in connection with underwriter cutbacks). Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 4 without thereby incurring any liability to the holders of the Registrable Shares.

        5. Registration Procedures. If and whenever the Company is required by the provisions of Section 4 to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company will, as expeditiously as possible:

               (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

               (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 5(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

               (c) notify each seller of Registrable Shares promptly after the Company shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed and furnish copies of the same to each seller of Registrable Shares;

               (d) notify each seller of Registrable Shares promptly of any request by the Commission or any state securities commission or agency for the amending or supplementing of such registration statement or prospectus or for additional information;

               (e) furnish to each seller of Registrable Shares and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Shares covered by such registration statement;

               (f) use its best efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Shares or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

               (g) use its best efforts to list the Registrable Shares covered by such registration statement with any securities exchange on which the Common Stock of the Company is eligible for listing or, if applicable, is then listed;

               (h) use its best efforts to appoint a transfer agent and registrar for its securities;

               (i) immediately notify each seller of Registrable Shares and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

               (j) At the request of any such participating seller of Registrable Shares (i) furnish to such seller, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, copies of any opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and Federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings and (ii) use its best efforts to furnish to such seller letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as such requesting seller or sellers may reasonably request, and (iii) furnish to such seller such information as such seller may reasonably request for the purpose of establishing its "due diligence" defense under Section 11 of the Securities Act; and

               (k) make available for inspection by each seller of Registrable Shares any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

               For purposes of Sections 5(a) and 5(b), the period of distribution of Registrable Shares in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Shares in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Shares covered thereby and 180 days after the effective date thereof; provided, however, in the case of any registration of Registrable Shares on Form S-3 which are intended to be offered on a continuous or delayed basis (and provided Rule 145 or any successor rule under the Securities Act permits an offering on a continuous or delayed basis), such 180-day period shall be extended, if necessary, to keep the registration effective until all Registrable Shares covered thereby are sold.

               In connection with each registration hereunder, the sellers of Registrable Shares will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

               In connection with each registration pursuant to Section 4 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature, provided, the indemnification and contribution obligations shall not be greater than those described in Section 7 below.

        6. Expenses. All expenses incurred by the Company in complying with
Section 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Registrable Shares but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Shares are called "Selling Expenses".

               The Company will pay all Registration Expenses in connection with each registration statement under Section 4. All Selling Expenses in connection with each registration statement under Section 4 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

        7. Indemnification and Contribution.

               (a) In the event of a registration of any Registrable Shares under the Securities Act pursuant to Section 4, the Company will indemnify and hold harmless each seller of such Registrable Shares thereunder, each underwriter of such Registrable Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Shares was registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

               (b) In the event of a registration of any Registrable Shares under the Securities Act pursuant to Section 4, each seller of such Registrable Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the

Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Shares was registered under the Securities Act pursuant to Section 4, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the net proceeds received by such seller from the sale of Registrable Shares covered by such registration statement.

               (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 7 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 7 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

               (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Registrable Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (e) In the event of a conflict between these provisions and the provisions in any underwriting agreement, the provisions of the underwriting agreement shall control except to the extent they expand the liability of the sellers of Registrable Shares hereunder.

        8. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

        9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Shares to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to each holder of Registrable Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Shares without registration.

        10. Miscellaneous.

               (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, transferees of any Registrable Shares), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of Registrable Shares shall only inure to the benefit of a transferee of Registrable Shares if (i) there is transferred to such transferee at least 20% of the total Registrable Shares held by the transferor, or (ii) such transferee is a partner, shareholder or affiliate of a party hereto.

               (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

                      (i) if to the Company or KLAS, at the respective addresses set forth below;

                      (ii) if to any subsequent holder of Warrant Shares or Registrable Shares, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Warrant Shares or Registrable Shares) or to the holders of Registrable Shares (in the case of the Company) in accordance with the provisions of this paragraph.

               (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

               (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and the holders of at least a majority of the outstanding Registrable Shares. This Agreement may be amended with the consent of the holders of less than all the Registrable Shares only in a manner which applies to all holders in the same fashion.

               (e) The Company shall not grant to any third party any registration rights so long as any of the registration rights under this Agreement remains in effect, unless (i) the holders of Registrable Shares are given prior written notice of the rights granted with a description thereof,
(ii) the rights granted to third parties are not more favorable than the rights granted hereunder or, with respect to demand rights, equal to the rights granted hereunder, and

(iii) the rights granted to third parties are made subject to the rights granted hereunder (including, without limitation, the piggyback rights hereunder and the manner of allocating shares in connection with underwriter cutbacks).

               (f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               (g) If requested in writing by the underwriters for a public offering of securities of the Company, each holder of Registrable Shares who is a party to this Agreement (and who has not otherwise irrevocably waived all rights under this Agreement) shall agree not to sell publicly any Registrable Shares or any other shares of Common Stock (other than Registrable Shares or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than 90 days following the effective date of the registration statement relating to such offering; provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 10(g).

               (h) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                             SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed hereto this Registration Rights Agreement as of the date and year first written above.

                                     QUOKKA SPORTS, INC.


                                     By:
                                        ---------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                 ------------------------------
                                     Address:  525 Brannan Street, Ground Floor
                                               San Francisco, California 94107


                                     KLAS, INC.


                                     By:
                                        ---------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                 ------------------------------
                                     Address:  3228 Channel 8 Drive
                                               Las Vegas, Nevada 89109

                                     With copies to:

                                     Guy R. Friddell, III, Esquire
                                     Landmark Communications, Inc.
                                     150 W. Brambleton Avenue
                                     Norfolk, Virginia 23510

                                     Thomas C. Inglima, Esquire
                                     Willcox & Savage, P.C.
                                     1800 Bank of America Center
                                     Norfolk, Virginia 23510